EXHIBIT 16




May  30,  2001



Office  of  the  Chief  Accountant
SECPS  Letter  File
Securities  and  Exchange  Commission
Mail  Stop  9-5
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:    Commission  File  No.  0-25422  of  PAB  Bankshares,  Inc.

Dear  Sir:

This letter is to advise that we have read Item 4 (changes in registrant's certifying accountant) of Form 8-K of PAB Bankshares, Inc. dated June 1, 2001 and we are in agreement with the statements made by the Registrant in response to Item 304(a) of Regulation S-K.

Sincerely,



/s/  Stewart, Fowler & Stalvey, P.C.
------------------------------------------

xc:     Mr. Michael E. Ricketson, CFO
        PAB  Bankshares,  Inc.
        P.O.  Box  3469
        Valdosta,  GA  31604-3469


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